Exhibit 10.9A
AMENDMENT NUMBER ONE TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment Number One (this “Amendment”) to Amended and Restated Employment Agreement, by and among Fusion-io, Inc. a Delaware corporation (the “Company”), Rick White, an individual (“Executive”) and West Coast VC, LLC, a Delaware limited liability company (“WCV”) (collectively, the “Parties”), is dated as of March 7, 2011 and amends the Amended and Restated Employment Agreement by and among the Company, Executive and WCV dated December 31, 2008 (the “Prior Agreement”).

RECITALS

WHEREAS, the Prior Agreement contained several scrivener’s errors and the Parties desire to correct such errors as set forth herein; and

WHEREAS, the Prior Agreement provides that it can be altered or amended with the prior written consent of the Parties.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending legally to be bound, hereby agree as follows:

AGREEMENT

1. Amendment to Preamble.  The preamble of the Prior Agreement is hereby amended and restated to read in its entirety as follows:

“THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (as amended from time to time, this “Agreement”) is made an entered into as of December 31, 2008 (the “Effective Date”), by and among Fusion Multisystems, Inc., a Nevada corporation (the “Company”), Rick White, an individual (“Executive”) and West Coast VC, LLC, a Delaware limited liability company (“WCV”).”

2. Amendment to Section 4(a).  The first sentence of Section 4(a) of the Prior Agreement is hereby amended and restated to read in its entirety as follows:

“(a) Vesting.  Executive has previously transferred 5,000,000 shares (after taking into account the 5-for-1 forward stock split of the Company's outstanding capital stock, which occurred in July 2008) of the Company’s common stock (the “Shares”) to WCV.”

3. Amendment to Section 4(a)(iii)(A).  Section 4(a)(iii)(A) of the Prior Agreement is hereby amended and restated to read in its entirety as follows:

“(A) WCV shall acquire a vested interest in and the Repurchase Right shall lapse with respect to (1) 2,500,000 Shares (after taking into account the 5-for-1 forward stock split of the Company's outstanding capital stock, which occurred in July 2008) as of March 21, 2008; and (2) the balance of the

Shares in a series of thirty-six (36) successive equal monthly installments for each monthly period of continuous Service measured from March 21, 2008.”

4. Effect of Amendment.  Except as set forth in this Amendment, the provisions of the Prior Agreement shall remain unchanged and shall continue in full force and effect.

5. Governing Law.  This Amendment shall be governed by and construed under the laws of the State of Utah, excluding its conflicts and choice of law provisions.

6. Counterparts.  This Amendment may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same instrument. Any signature page delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page.

Signature Page Follows

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

FUSION-IO, INC.

By:
/s/  David Flynn
Name: David Flynn
Title: Chief Executive Officer

EXECUTIVE

By:
/s/  Rick White
Name: Rick White

WEST COAST VC, LLC

By:
/s/  Rick White
Name:     Rick White
Title: Manager

Signature Page to Amendment Number One to Amended and Restated Employment Agreement